UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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CHROMADEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ChromaDex Corporation
10900 Wilshire Blvd, Suite 650
Los Angeles, CA 90024

NOTICE OF 2019 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 21, 2019

April 23, 2019

To the stockholders of ChromaDex Corporation:

You are cordially invited to attend the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of ChromaDex Corporation, a Delaware corporation (“we,” “us,” “our,” “ChromaDex,” or the “Company”), which will be held on June 21, 2019, at 11:00 a.m. local time, at the Company’s office located at 10900 Wilshire Blvd, Suite 650, Los Angeles, CA 90024, for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

(1)	To elect the eight nominees for director named herein;
(2)	To ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019; and
(3)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

Pursuant to the bylaws of the Company, the Board of Directors has fixed the close of business on April 22, 2019 as the record date (the “Record Date”) for determination of stockholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. Holders of the Company’s Common Stock are entitled to vote at the Annual Meeting.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 29, 2019 to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 22, 2019. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Frank L. Jaksch Jr. Executive Chairman of the Board

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) has been provided for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

ChromaDex Corporation
10900 Wilshire Blvd, Suite 650
Los Angeles, CA 90024

PROXY STATEMENT
FOR
2019 ANNUAL MEETING OF STOCKHOLDERS
JUNE 21, 2019

The enclosed proxy is solicited by the Board of Directors (“Board of Directors” or “Board”) of ChromaDex Corporation (the “Company”), in connection with the 2019 Annual Meeting of Stockholders (the “Annual Meeting”) of the Company, to be held on June 21, 2019, at 11:00 a.m. local time, at the Company’s office located at 10900 Wilshire Blvd, Suite 650, Los Angeles, CA 90024.

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

(1)	To elect the eight nominees for director named herein;
(2)	To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019; and
(3)	To transact other business that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

The Board of Directors has fixed the close of business on April 22, 2019 as the record date (the “Record Date”) for determining stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank or other agent (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 29, 2019 to our beneficial owners and stockholders of record who owned our Common Stock at the close of business on April 22, 2019. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON JUNE 21, 2019: THE NOTICE, PROXY STATEMENT, PROXY CARD AND THE ANNUAL REPORT ARE AVAILABLE AT WWW.CHROMADEX.COM, INVESTOR RELATIONS SECTION.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive in the mail a Notice of Internet Availability of Proxy Materials this year instead of a full set of Proxy Materials?

We are pleased to take advantage of the SEC rule that allows companies to furnish their proxy materials over the Internet. Accordingly, we have sent to our beneficial owners and stockholders of record a Notice of Internet Availability of Proxy Materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice. Our stockholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis. A stockholder’s election to receive proxy materials by mail or electronically by email will remain in effect until the stockholder terminates its election.

We intend to mail the Notice on or about April 29, 2019 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 9, 2019.

How do I attend the Annual Meeting?

The meeting will be held on Friday, June 21, 2019 at 11:00 a.m. local time at the Company’s office located at 10900 Wilshire Blvd, Suite 650, Los Angeles, CA 90024. Directions to the Annual Meeting may be found at www.chromadex.com. Information on how to vote in person at the Annual Meeting is discussed below.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 22, 2019 will be entitled to vote at the Annual Meeting. On this record date, there were 55,514,322 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 22, 2019 your shares were registered directly in your name with the Company’s transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 22, 2019 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

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To elect the eight nominees for director named herein; and
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To ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019;

What if another matter is properly brought before the meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

Who May Attend the Annual Meeting?

Record holders and beneficial owners may attend the Annual Meeting.  If your shares are held in street name, you will need to bring a copy of a brokerage statement or other documentation reflecting your stock ownership as of the Record Date.

How Do I Vote?

You may either vote “For” all the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

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To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
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To vote over the telephone, dial toll-free 1-800-652-VOTE (8683) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 5:00 p.m., Eastern Time on June 20, 2019 to be counted.

To vote through the internet, go to www.envisionreports.com/CDXC to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 5:00 p.m., Eastern Time on June 20, 2019 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 22, 2019.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or in person at the Annual Meeting, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank, or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (“NYSE”) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation), and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposal 1 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all eight nominees for director, and “For” the proposal to ratify the appointment of Marcum LLP as the Company's independent registered public accounting firm for the year ending December 31, 2019. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

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You may submit another properly completed proxy card with a later date.

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You may send a timely written notice that you are revoking your proxy to the Company’s Secretary at 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024.

●
You may attend the Annual Meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in the Company’s proxy materials for next year’s annual meeting, your proposal must be submitted in writing by December 31, 2019, to ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024. If you wish to submit a proposal (including a director nomination) at the annual meeting that is not to be included in the Company’s proxy materials for next year’s annual meeting, such proposal must be received no earlier than the close of business on March 23, 2020 nor later than the close of business on April 22, 2020. You are also advised to review the Company’s Bylaws, which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count, for the proposal to elect directors, votes “For,” “Withhold” and broker non-votes; and, with respect to Proposal 2, votes “For” and “Against,” and abstentions. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How Many Votes Are Needed for Each Proposal to Pass?

Proposal	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote

Election of eight (8) members to our Board of Directors	Plurality of the votes cast (the eight directors receiving the most “For” votes)	None.	None.
Ratification of the Appointment of Marcum LLP as our Independent Registered Public Accounting Firm for our Fiscal Year Ending December 31, 2019	“For” votes from the holders of a majority of shares present in person or represented by proxy and entitled to vote on the matter	Against.	None.
What Constitutes a Quorum?

To carry on business at the Annual Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the Record Date, are represented in person or by proxy. Thus, holders representing at least 27,757,162 votes must be represented in person or by proxy to have a quorum. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. Shares owned by us are not considered outstanding or considered to be present at the Annual Meeting. If there is not a quorum at the Annual Meeting, our stockholders may adjourn the meeting.

How can I find out the Results of the Voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a Current Report on Form 8-K, which we will file within four business days of the meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS

Each director to be elected at the Annual Meeting will serve until the next annual meeting of stockholders and until his or her successor is elected, or, if sooner, until such director’s death, resignation or removal. Unless otherwise instructed, the persons named in the accompanying proxy intend to vote the shares represented by the proxy for the election of the eight nominees listed below. Although it is not contemplated that any nominee will decline or be unable to serve as a director, in such event, proxies will be voted by the proxy holder for such other persons as may be designated by the Board of Directors, unless the Board of Directors reduces the number of Directors to be elected. Election of a director to the Board of Directors requires a plurality of the votes cast at the Annual Meeting.

The current Board of Directors consists of Frank Jaksch, Jr., Stephen Block, Jeff Baxter, Robert Fried, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau. The Board of Directors has determined that a majority of its members, including Stephen Block, Jeff Baxter, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau are independent directors within the meaning of the applicable NASDAQ rules.

The following table sets forth the director nominees. It also provides certain information about the nominees as of the Record Date.

Nominees for Election to Board of Directors

		Director
Name	Age	Since
Frank Jaksch, Jr.	50	2000
Stephen A. Block	74	2007
Jeff Baxter	57	2015
Robert Fried	59	2015
Kurt Gustafson	51	2016
Steven Rubin	58	2017
Wendy Yu	43	2017
Tony Lau	30	2017

Frank L. Jaksch Jr., 50, is a Co-Founder of the Company and has served as a member of the Board since February 2000. Mr. Jaksch served as Chairman of the Board from May 2010 to October 2011 and was its Co-Chairman from February 2000 to May 2010. In June 2018, Mr. Jaksch transitioned from Chief Executive Officer to Executive Chairman of the Board. Mr. Jaksch oversees research, strategy and operations for the Company with a focus on scientific and novel products for pharmaceutical and nutraceutical markets. From 1993 to 1999, Mr. Jaksch served as International Subsidiaries Manager of Phenomenex, a life science supply company where he managed the international subsidiary and international business development divisions. Mr. Jaksch earned a B.S. in Chemistry and Biology from Valparaiso University. The Nominating and Corporate Governance Committee believes that Mr. Jaksch’s years of experience working in chemistry-related industries, his extensive sales and marketing background, and his knowledge of international business bring an understanding of the industries in which the Company operates as well as scientific expertise to the Board.

Stephen A. Block, 74, has been a director of the Company since October 2007 and Chair of the Compensation Committee and a member of the Audit Committee since October 2007. From May 2010 to October 2011, Mr. Block served as Lead Independent Director to the Board. Until November 2018, when Senomyx, Inc. was sold to Firmenich, Inc., an unaffiliated third party, Mr. Block was a director and chair of the nominating and corporate governance committee and a member of the audit committee of Senomyx, Inc., where he had served on the board of directors since 2005. He also is, and since September 2015 has been, a director of myLAB Box, Inc., a privately held company. Until December 2011, he also served as the chairman of the board of directors of Blue Pacific Flavors and Fragrances, Inc., and, until March 2012, as a director of Allylix, Inc. He served on the boards of directors of these privately held companies since 2008, and 2007, respectively. Mr. Block retired as senior vice president, general counsel and secretary of International Flavors and Fragrances Inc., a leading creator, manufacturer and seller of flavors and fragrances (“IFF”) in December 2003, having been IFF’s chief legal officer since 1992. During his eleven years at IFF he also led the company’s Regulatory Affairs Department. Prior to 1992, Mr. Block served as senior vice president, general counsel, secretary and director of GAF Corporation, a company specializing in specialty chemicals and building materials, and its publicly traded subsidiary International Specialty Products Inc., held various management positions with Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics, and practiced law with the New York firm of Stroock & Stroock & Lavan. Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from Harvard Law School. The Nominating and Corporate Governance Committee believes that Mr. Block’s experience as the chief legal officer of one of the world’s leading flavor and fragrance companies contributes to the Board’s understanding of the flavor industry, including the Board’s perspective on the strategic interests of potential collaborators, the regulation of the industry, and the viability of various commercial strategies. In addition, Mr. Block’s experience in the area of corporate governance and public company financial reporting is especially valuable to the Board in his capacity as a member of both the Audit Committee and the Compensation Committee.

Jeff Baxter, 57, has served as a director of the Company since April 2015 and has served as a member of the Audit Committee and the Nominating and Corporate Governance Committee since April 2015. Mr. Baxter has served as President and CEO and a Director of VBI Vaccines, Inc. (NASDAQ:VBIV) since 2009. Previously, he was managing partner for the venture capital firm, The Column Group, where he played a pivotal role in the creation of several biotech companies including Immune Design Corp., a vaccine company based on the Lentiviral vector platform and TLR adjuvant technologies. Until July 2006, Mr. Baxter was SVP, R&D Finance and Operations, of GlaxoSmithKline (GSK). In his 19 years of pharma experience at GSK, he has held line management roles in R&D, commercial, manufacturing, finance and the office of the CEO. His most recent position in the global R&D organization included responsibility for finance, pipeline resource planning and allocation, business development deal structuring and SROne (GSK's in-house venture capital fund). He also chaired GSK's R&D Operating Board. Prior to GSK, he worked at Unilever and British American Tobacco. Mr. Baxter was educated at Thames Valley University and is a Fellow of the Chartered Institute of Management Accountants. The Nominating and Corporate Governance Committee believes that Mr. Baxter’s past experience in the pharmaceutical industry bring financial expertise, industry knowledge, and research and development experience to the Board.

Robert Fried, 59, became Chief Executive Officer in June 2018. He has served as a director of the Company since July 2015, President and Chief Operating Officer from January to June 2018 and President and Chief Strategy Officer from March 2017 to January 2018. Mr. Fried also served as a member of the Nominating and Corporate Governance Committee from July 2015 to March 2017. Mr. Fried has served as Chairman of the Board of Directors of Tiger Media, Inc., (AMEX: IDI), an information solutions provider focused on the data fusion market and formerly a Chinese advertising company prior to its merger with the parent company of Interactive Data, LLC, from 2011 until June 2015. From 2007 through 2009, he was the president, Chief Executive Officer and a director of Ideation Acquisition Corporation, a special purpose acquisition company. From 2007 to 2017, Mr. Fried was the founder and Chief Executive Officer of Spiritclips LLC, now called Hallmark Movies Now, a subscription streaming video service, which was acquired by Hallmark Cards Inc. in 2012. Mr. Fried is an Academy Award winning motion picture producer whose credits include Rudy, Collateral, Boondock Saints, So I Married an Axe Murderer, Godzilla, and numerous others. From December 1994 until June 1996, he was President and Chief Executive Officer of Savoy Pictures, a unit of Savoy Pictures Entertainment, Inc., which was sold in 1996 to Silver King Communications, which is now a part of InterActive Corp. Mr. Fried has also held several executive positions including Executive Vice President in charge of Production for Columbia Pictures, Director of Film Finance and Special Projects for Columbia Pictures, and Director of Business Development at Twentieth Century Fox. Mr. Fried holds an M.S. from Cornell University and an M.B.A. from the Columbia University Graduate School of Business. The Nominating and Corporate Governance Committee believes that Mr. Fried’s past experience as Chairman of the Board of Directors of another public company brings financial expertise and industry knowledge to the Board.

Kurt A. Gustafson, 51, has been a director of the Company and Chair of the Audit Committee since October 2016 and a member of the Compensation Committee since March 2017. In April 2018, the Board of Directors appointed Mr. Gustafson as lead independent director of the Board of Directors. Mr. Gustafson has more than 25 years of diverse experience in corporate finance. He currently serves as chief financial officer, principal accounting officer and executive vice president of Spectrum Pharmaceuticals, Inc. (Nasdaq: SPPI). From 2009 to 2013, he served as the chief financial officer of Halozyme Therapeutics, Inc. (Nasdaq: HALO). From 1991 to 2009, Mr. Gustafson worked at Amgen Inc. (Nasdaq: AMGN), holding various financial roles as vice president finance, chief financial officer of Amgen International and treasurer. Prior to joining Amgen Inc., he worked in public accounting as staff auditor at Laventhol & Horwath in Chicago. Mr. Gustafson is currently a member of the Board of Directors of Xencor, Inc. (Nasdaq: XNCR), a clinical-stage biopharmaceutical company. Mr. Gustafson serves as Chair of Xencor, Inc.’s Audit Committee. Mr. Gustafson holds a Bachelors of Arts degree in Accounting from North Park University in Chicago and a Masters in Business Administration from University of California, Los Angeles. The Nominating and Corporate Governance Committee believes that Mr. Gustafson’s past experience as chief financial officer of a public company and his extensive experience pharmaceutical industry qualify him to chair the Audit Committee and that Mr. Gustafson brings financial, merger and acquisition experience, and a background working with public marketplaces to the Board.

Steven D. Rubin, 58, has been a director of the Company and a member of the Nominating and Corporate Governance Committee since March 2017 and Chair of Nominating and Corporate Governance Committee since March 2018. Mr. Rubin has served as OPKO Health, Inc.’s (NASDAQ: OPK) Executive Vice President – Administration since May 2007 and as a director since February 2007. Mr. Rubin is a member of The Frost Group, LLC, a private investment firm. He has extensive experience as a practicing lawyer, and as general counsel and board member to multiple public companies. Mr. Rubin currently serves on the board of directors for the following companies: Non-Invasive Monitoring Systems, Inc. (OTCBB:NIMU), a medical device company; Cocrystal Pharma, Inc. (NASDAQ GM:COCP), a biotechnology company developing new treatments for viral diseases; Eloxx Pharmaceuticals (NASDAQ: ELOX), a company committed to treating patients suffering from rare and ultra-rare diseases caused by premature termination codon (PTC) nonsense mutations; Castle Brands, Inc. (NYSE American:ROX), a developer and marketer of premium brand spirits; Neovasc, Inc. (NASDAQ CM:NVCN), a company developing and marketing medical specialty vascular devices; and Red Violet, Inc. (NASDAQ CM:RDVT), a software and services company. Mr. Rubin previously served as the Senior Vice President, General Counsel and Secretary of IVAX from August 2001 until September 2006. Mr. Rubin previously served as a director of the following companies: VBI Vaccines Inc. (NASDAQ CM: VBIV), a biopharmaceutical company developing a next generation of vaccines; Dreams, Inc. (NYSE MKT: DRJ), a vertically integrated sports licensing and products company; BioCardia, Inc. (OTC US:BCDA), a clinical-stage regenerative medicine company developing novel therapeutics for cardiovascular diseases, Cogint, Inc. (NASDAQ GM:COGT), now known as Fluent, Inc. (NASDAQ:FLNT), an information solutions provider focused on the data-fusion market, prior to the spin-off of its data and analytic operations and assets into Red Violet, Inc.; and Kidville, Inc. (OTCBB:KVIL), an operator of large, upscale facilities, catering to newborns through five-year-old children and their families and offers a wide range of developmental classes for newborns to five-year-olds. The Nominating and Corporate Governance Committee believes that Mr. Rubin’s past experience as general counsel and board member of multiple public companies bring financial expertise, industry knowledge, and a background working with public marketplaces to the Board.

Wendy Yu, 43, has been a director of the Company since August 2017 and a member of the Nominating and Corporate Governance Committee since March 2018. Since 2012, Ms. Yu has served as the Chief Digital Officer of Horizons Digital Group Limited (affiliate of Horizons Ventures Limited, a Hong Kong based investment firm), overseeing the Asia expansion of Horizons’ portfolio companies and directing public relations, communications, marketing and events. Ms. Yu graduated from University of Toronto, majoring in Commerce and Psychology. Ms. Yu serves as the director nominated by Pioneer Step Holdings Limited pursuant to rights granted to Pioneer Step Holdings Limited pursuant to that certain Securities Purchase Agreement, dated April 26, 2017, by and among the Company and the certain purchasers named therein (the “April 2017 Purchase Agreement”). The Nominating and Corporate Governance Committee believes that Ms. Yu’s experience in management, marketing and communications bring valuable expertise to the Board.

Tony Lau, 30, has been a director of the Company since August 2017 and a member of the Compensation Committee since March 2018. Since September 2014, Mr. Lau has been with Horizons Ventures Limited, building the consumer and retail segment and China market of the Hong Kong based investment firm. Prior to joining Horizons Ventures Limited, Mr. Lau was with Goldman Sachs Asia from June 2011 to August 2014. Mr. Lau has a Bachelor of Arts degree in Finance from the Guanghua School of Management in Peking, China. Mr. Lau serves as the director nominated by Champion River Ventures Limited pursuant to rights granted to Champion River Ventures Limited pursuant to the April 2017 Purchase Agreement. The Nominating and Corporate Governance Committee believes that Mr. Lau’s experience in the finance and consumer products industry bring valuable experience to the Board.

Family Relationships

There are no family relationships between any of our directors and executive officers.

Involvement in Certain Legal Proceedings

During the past ten years, none of our officers, directors, promoters or control persons have been involved in any legal proceedings as described in Item 401(f) of Regulation S-K.

VOTE REQUIRED

Under applicable Delaware law, the election of each nominee requires the affirmative vote by a plurality of the voting power of the shares present and entitled to vote on the election of directors at the Annual Meeting at which a quorum is present.

THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

MANAGEMENT AND CORPORATE GOVERNANCE
Executive Officers

The names of our executive officers and their ages, positions, and biographies are set forth below. Frank Jaksch’s and Robert Fried's backgrounds are discussed under the section Nominees for Election to Board of Directors.

Name	Age	Position
Frank Jaksch, Jr. (1)	50	Executive Chairman of the Board
Robert Fried (2)	59	Chief Executive Officer and Director
Kevin Farr	61	Chief Financial Officer
Mark Friedman (3)	61	General Counsel and Corporate Secretary
Lisa Bratkovich (4)	52	Chief Marketing Officer
Matthew Roberts (5)	50	Chief Scientific Officer and Senior Vice President of Innovation
Troy Rhonemus (6)	46	Executive Vice President

(1)
Mr. Jaksch transitioned from Chief Executive Officer to Executive Chairman of the Board effective as of June 22, 2018.
(2)
Mr. Fried transitioned from President and Chief Operating Officer to Chief Executive Officer effective as of June 22, 2018.
(3)
Mr. Friedman began serving on January 22, 2018.
(4)
Ms. Bratkovich began serving on June 4, 2018.
(5)
Mr. Roberts began serving on November 8, 2018.
(6)
Mr. Rhonemus resigned effective as of November 20, 2018.

The persons listed below are our executive officers as of the date hereof:

Name	Age	Position
Frank Jaksch, Jr.	50	Executive Chairman of the Board
Robert Fried	59	Chief Executive Officer and Director
Kevin Farr	61	Chief Financial Officer
Mark Friedman	61	General Counsel and Corporate Secretary
Lisa Bratkovich	52	Chief Marketing Officer
Matthew Roberts	50	Chief Scientific Officer and Senior Vice President of Innovation

Kevin Farr, 61, has served as Chief Financial Officer since October 2017. Mr. Farr previously served as the Chief Financial Officer of Mattel, Inc. (NASDAQ:MAT) from February 2000 through September 2017, and prior to that served in multiple leadership roles at Mattel since 1991. Before joining Mattel, Mr. Farr spent 10 years at PricewaterhouseCoopers. Mr. Farr serves on the Corporate Advisory Board of the Marshall School of Business at the University of Southern California, and as a board member of Polaris Industries Inc. Mr. Farr received his Master of Business Administration from Northwestern University J. L. Kellogg Graduate School of Business, and his B.S. in Accounting from Michigan State University.

Mark Friedman, 61, has served as the Company’s General Counsel and Corporate Secretary since January 2018. From 2013 to January 2018, Mr. Friedman held various positions at Herbalife Ltd. (NYSE:HLF) including Executive Vice President, General Counsel and Counsel to the Executive Chairman. Mr. Friedman served as General Counsel and Senior Vice President of Business Development at Pinkberry from 2008 to 2013, Senior Vice President and General Counsel at American Golf Corporation from 2003 to 2008 and Senior Counsel and Associate Corporate Secretary for BP (NYSE:BP) and Atlantic Richfield Company from 1994 to 2003. Mr. Friedman received his Juris Doctor degree from the University of Southern California and his Bachelor of Arts degree from the University of California, Davis.

Lisa Bratkovich, 52, has served as the Company’s Chief Marketing Officer since June 2018. Ms. Bratkovich joined ChromaDex from Direct Upside Group, a direct-to-consumer marketing and customer experience transformation consulting firm, where she served as CEO and Principal since April 2016. Prior to starting her own firm, Ms. Bratkovich spent 13 years at Guthy|Renker, where she served as Senior Vice President of Marketing. Ms. Bratkovich is a board member of Girls in Tech, Los Angeles, which empowers women with education, resources and tools to help advance their careers in technology. She is also a board member of Organization of Women Executives, a Southern California peer network of high-achieving, executive-level women. Ms. Bratkovich earned her B.A. in Design from the University of California – Los Angeles.

Matthew Roberts, 50, has served as the Company’s Chief Scientific Officer and Senior Vice President of Innovation since November 2018. From May 2017 to May 2018, Dr. Roberts served as Chief Technology and Quality Officer at Pharmavite, LLC, a consumer packaged goods manufacturer of vitamins, minerals and supplements under Nature Made® brand. Dr. Roberts also served as Chief Scientific Officer from May 2015 to August 2016 at NBTY, Inc., a manufacturer of vitamins and nutritional supplements. From 2010 to 2015, Dr. Roberts held leadership roles at Abbott Nutrition as Vice President of Global Product Research and Development and Vice President of Strategic Research. From 1994 to 2009, Dr. Roberts held various positions at Nestle S.A, Nestle USA and Nestle Purina Pet Care, including Assistant Vice President of Confectionary Strategic Business Unit. Dr. Roberts received his Ph.D. in Environmental and Comparative Toxicology from Cornell University, his Master of Business Administration from the Olin School of Business at Washington University and his B.S. in Plant Molecular Biology and Physiology from Purdue University.

Code of Business Conduct and Ethics

The Board has established a corporate Code of Business Conduct and Ethics that applies to all officers, directors and employees and which is intended to qualify as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. The Code of Business Conduct and Ethics is available on the Company’s website at www.chromadex.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

●
available on our corporate website at www.chromadex.com; and

●
available in print to any stockholder who requests them from our corporate secretary.

Director Attendance

The Board held 5 meetings during 2018. Each director attended at least 75% of Board meetings and meetings of the committees on which he or she served.

Board Qualification and Selection Process

The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees or consider diversity in identifying nominees for director. However, the Nominating and Corporate Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Nominating and Corporate Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. Stockholders wishing to recommend director candidates must follow the prior notice requirements as described herein.

Board Leadership Structure and Risk Oversight

The leadership of the Board of Directors is currently structured so that it is led by an Executive Chairman, Frank Jaksch, who has authority, among other things, to call and preside over meetings of the Board of Directors, to set meeting agendas and to determine materials to be distributed to the Board of Directors. As Executive Chairman, Mr. Jaksch will serve as Chairman of the Board and will continue to serve as an employee and executive officer of the Company. Kurt Gustafson serves as lead independent director.

The Board of Directors has determined that the leadership structure, in which there is an Executive Chairman and an independent director acting as lead independent director, ensures that the appropriate level of oversight, independence, and responsibility is applied to all Board decisions, including risk oversight, and is in the best interests of the Company and those of the Company’s stockholders. The lead independent director serves as the liaison between the Executive Chairman and the independent directors and his responsibilities, among other things, include facilitating communication with the Board and presiding over regularly conducted executive sessions of the independent directors and establishing the agenda for meetings of the independent directors. The Board of Directors believes that its strong corporate governance policies and practices, including the substantial percentage of independent directors on the Board of Directors, and the robust duties that will be delegated to the lead independent director, empower the Board of Directors to effectively oversee the Company’s Chief Executive Officer and Executive Chairman and provide an effective and appropriately balanced Board of Directors governance structure.

The entire Board of Directors, as well as through its various committees, is responsible for oversight of our Company’s risk management process.  Management furnishes information regarding risk to the Board of Directors as requested.  The Audit Committee discusses risk management with the Company’s management and independent public accountants as set forth in the Audit Committee’s charter.  The Compensation Committee reviews the compensation programs of the Company to make sure economic incentives are tied to the long-term interests of the stockholders.  The Company believes that innovation and the building of long-term stockholder value are impossible without taking risks. We recognize that imprudent acceptance of risk and the failure to identify risks could be a detriment to stockholder value.  The executive officers of the Company are responsible for assessing these risks on a day-to-day basis and for how to best identify, manage and mitigate significant risks that the Company may face.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. The following table provides membership and meeting information for the fiscal year ended December 31, 2018 for each of our Board committees:

Name	Audit	Compensation	Nominating and Corporate Governance
Stephen Allen (1)		X	X
Jeff Baxter	X		X
Stephen Block	X	X(5)
Kurt Gustafson	X(5)	X
Tony Lau (2)		X
Steven Rubin (3)			X(5)
Wendy Yu (4)			X
Total meetings in fiscal year ended December 31, 2018	6	4	3
(1)
Mr. Allen did not stand for re-election at the 2018 Annual Meeting of Stockholders and served as a member of the Compensation Committee and Nominating and Corporate Governance Committee until March 13, 2018.
(2)
On March 13, 2018, Mr. Lau was appointed as a member of the Compensation Committee.
(3)
On March 16, 2018, Mr. Rubin was appointed as Chairperson of the Nominating and Corporate Governance Committee.
(4)
On March 13, 2018, Ms. Yu was appointed as a member of the Nominating and Corporate Governance Committee.
(5)
Committee Chairperson.

The following is a description of each of the committees and their composition:

Audit Committee

The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

●
evaluates the performance of and assesses the qualifications of the independent auditors;
●
determines and approves the engagement of the independent auditors;
●
determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
●
reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;
●
monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;
●
reviews and approves or rejects transactions between the company and any related persons;
●
confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting;
●
establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
●
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee currently consists of three directors: Kurt Gustafson (chairman), Stephen Block and Jeff Baxter. The Audit Committee met six times during the last fiscal year. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2018.

The Board of Directors reviews the NASDAQ listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A) of the NASDAQ listing standards and Rule 10A-3 of the Exchange Act).

The Board of Directors has also determined that Mr. Gustafson also qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Gustafson’s level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

This report of the audit committee is required by the SEC and, in accordance with the SEC's rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed "soliciting material" or "filed" under either the Securities Act or the Exchange Act.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2018 with management of the Company. The Audit Committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Submitted by:

The Audit Committee of
The Board of Directors

                    Kurt Gustafson (Chairman)
                   Stephen Block
                   Jeff Baxter

Compensation Committee

Our Compensation Committee currently consists of three directors: Stephen Block (chairman), Kurt Gustafson and Tony Lau.  Stephen Allen served on the Compensation Committee until March 13, 2018. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the NASDAQ listing standards. The Compensation Committee met four times during fiscal year 2018. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.chromadex.com. The information on our website is not incorporated by reference into this Proxy Statement or our Annual Report for fiscal year 2018.

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve the Company’s compensation strategy, policies, plans and programs. For this purpose, the Compensation Committee performs several functions, including, among other things:

●
establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers and evaluation of performance in light of these stated objectives;
●
review and approval (or recommend to the Board of Directors for approval) of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer, other executive officers and non-employee directors; and
●
administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

If applicable, the Compensation Committee will review with management the Company’s Compensation Discussion and Analysis and will consider whether to recommend that it be included in proxy statements and other filings.

The Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. In March 2018, the Compensation Committee retained a consulting firm, Exequity LLP (“Exequity”) directly, although in carrying out assignments, the consulting firm may interact with Company management when necessary and appropriate. Exequity is a nationally recognized provider of executive compensation advisory services and was deemed independent pursuant to SEC rules.

The Compensation Committee generally does not have a specific target amount of compensation for individual executive officers relative to a peer group of companies, but it considers peer data for purposes of assessing the competitiveness of the executive compensation program. An individual executive officer may earn more or less than the market median depending on factors described below, including the individual’s experience and background, role, and past and future performance.

The Company paid cash bonuses to its executive officers in 2019 for 2018 performance based upon achievements of certain goals. For additional information regarding the performance bonus amounts, see “Executive Compensation.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee currently consists of three directors: Steven Rubin (chairman), Jeff Baxter and Wendy Yu. Stephen Allen served on the Nominating and Corporate Governance Committee until March 13, 2018. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the NASDAQ listing standards). The Nominating and Corporate Governance Committee met three times during the last fiscal year. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website at www.chromadex.com. The information on the website is not incorporated by reference into this Proxy Statement or the Annual Report for fiscal year 2018.

The Nominating and Corporate Governance Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company consistent with criteria approved by the Board of Directors, reviewing and evaluating incumbent directors, selecting or recommending to the Board of Directors for selection candidates for election to the Board of Directors, making recommendations to the Board of Directors regarding the membership of the committees of the Board of Directors, assessing the performance of the Board of Directors, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director nominees should have certain minimum qualifications, including the ability to read and understand basic financial statements and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for NASDAQ purposes, which determination is based upon applicable NASDAQ listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee by majority vote which we expect will typically be recommended to the full Board.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee at the following address: ChromaDex Corporation, Attn: Secretary, at 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024, no later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Submissions must include the name and address of the Company stockholder on whose behalf the submission is made; the number of Company shares that are owned beneficially by such stockholder as of the date of the submission; the full name of the proposed candidate; a description of the proposed candidate’s business experience for at least the previous five years; complete biographical information for the proposed candidate; and a description of the proposed.

Stockholder Communication

Any stockholder may communicate in writing by mail at any time with the entire Board of Directors or any individual director (addressed to “Board of Directors” or to a named director), c/o ChromaDex Corporation, ATTN: Secretary, 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024. All communications will be compiled by the Secretary of the Company and promptly submitted to the Board of Directors or the individual directors on a periodic basis.

Policy Regarding Attendance at Annual Meetings of Stockholders

The Company does not have a policy with regard to Board members’ attendance at annual meetings. Eight directors attended the Company’s most recent annual meeting of stockholders held on June 22, 2018.

Director Independence

As required under the NASDAQ Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company’s counsel to ensure that its determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of NASDAQ, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, the Board of Directors has affirmatively determined that the following directors are independent directors within the meaning of the applicable NASDAQ listing standards: Stephen Block, Jeff Baxter, Kurt Gustafson, Steven Rubin, Wendy Yu and Tony Lau. Frank L. Jaksch Jr. and Robert Fried do not meet the independence standards because of their employment with the Company.

Please see “Proposal 1: Election of Directors” for more information regarding our Board of Directors.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer), General Counsel and Corporate Secretary and Chief Marketing Officer, each of whom served during the year ended December 31, 2018 as our named executive officers. Mark Friedman began serving as General Counsel and Corporate Secretary on January 22, 2018. Lisa Bratkovich began serving as Chief Marketing Officer on June 4, 2018.

Name	Year	Salary	Bonus	Stock Awards (1)	Option Awards (2)	All Other Compensation (3)	Total ($)
Robert Fried	2018	$379,121	$468,330	$1,255,003(4)	$3,057,990(5)	-	$5,160,444
	2017	$230,769	$163,945	$2,539,999(6)	$876,014(7)	-	$3,810,727
Mark Friedman	2018	$281,967(8)	$87,974	-	$1,768,274(9)	$6,231	$2,144,446
	2017	-	-	-	-	-	-
Lisa Bratkovich	2018	$204,645(10)	$41,023	-	$432,989(11)	-	$678,657
	2017	-	-	-	-	-	-

(1)
The amounts in the column titled “Stock Awards” above reflect the aggregate award date fair value of restricted stock awards.

(2)
The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal years ended December 31, 2018 and December 30, 2017. See Note 12 of the ChromaDex Corporation Consolidated Financial Report included in the Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.

(3)
The amount in this column titled “All Other Compensation” above reflect matching 401(k) contributions.

(4)
166,667 shares of Common Stock were awarded on each of June 22, 2018 and November 7, 2018 pursuant to Mr. Fried’s employment agreement, which provided the stock grant upon the achievement of certain performance goals.

(5)
On January 21, 2018, Robert Fried was granted options to purchase 300,000 shares of ChromaDex common stock at an exercise price of $5.85. These options expire on January 21, 2028 and 10/36th of the options vested on January 21, 2018 and thereafter 1/36th vest on 12th of each month for the next 26 months. Also, on June 22, 2018, Mr. Fried was granted options to purchase 744,097 shares at an exercise price of $3.83. These options expire on June 22, 2028 and 1/3rd of the options vest on June 22, 2019 and the remaining options vest in a series of 24 equal monthly installments thereafter.

(6)
On March 12, 2018, Robert Fried was awarded 166,667 shares of restricted Common Stock, which vested on December 20, 2018 in connection with an amendment to his employment agreement. In addition, Mr. Fried received 333,333 shares of restricted stock on December 20, 2018, which were fully vested.

(7)
On March 12, 2018, Robert Fried was granted options to purchase 500,000 shares of ChromaDex common stock at an exercise price of $2.715. These options expire on March 12, 2027 and 1/36th of the options vest monthly from the grant date.

(8)
Mark Friedman began serving as General Counsel and Corporate Secretary on January 22, 2018.

(9)
On January 22, 2018, Mark Friedman was granted options to purchase 500,000 shares of ChromaDex common stock at an exercise price of $5.65. These options expire on January 22, 2028 and 1/3rd of the options vest on January 22, 2019 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

(10)
Lisa Bratkovich began serving as Chief Marketing Officer on June 4, 2018.

(11)
On June 4, 2018, Lisa Bratkovich was granted options to purchase 200,000 shares of ChromaDex common stock at an exercise price of $3.45. These options expire on June 4, 2028 and 1/3rd of the options vest on June 4, 2019 and the remaining shares vest in a series of 24 equal monthly installments thereafter.

Employment Agreements

The material terms of employment agreements with the named executive officers previously entered into by the Company are described below.

Employment Agreement with Robert Fried

On June 22, 2018, the Company and Robert Fried, entered into an Amended and Restated Executive Employment Agreement (the “Fried Agreement”). The Fried Agreement amends the Executive Employment Agreement by and between the Company and Mr. Fried, dated March 12, 2017, as amended on December 20, 2017. Pursuant to the Fried Agreement, Mr. Fried is entitled to: (i) an annual base salary of $450,000; (ii) starting in fiscal year 2019, an increased annual base salary of $500,000; (iii) an annual cash bonus for fiscal year 2018 based on direct-to-customer net sales for 2018 and the Company’s gross profit for 2018; (iv) starting in fiscal year 2019, an annual cash bonus based on the achievement of individual and corporate performance targets and metrics to be determined by the Board of Directors of the Company or the Compensation Committee thereof after reasonable consultation with Mr. Fried (the “Performance Bonus”), with such Performance Bonus set at (a) a target of 60% of base salary (based on a performance achievement of 100%), (b) a threshold Performance Bonus of 30% of base salary (based on a performance achievement of 75%) and (c) a maximum Performance Bonus of 90% (based on a performance achievement of 150%); (v) an option to purchase up to 744,097 shares of Company common stock under the Amended 2017 Plan (the “Option”); (vi) up to 333,333 shares of fully-vested restricted Company common stock that will be granted upon the achievement of certain performance goals and (vii) starting in fiscal year 2019, annual equity grants in amounts commensurate with Mr. Fried’s position with the Company, in the discretion of the Company’s Board of Directors.

Any unvested shares subject to the Option will vest in full upon termination by the Company of Mr. Fried’s employment without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried’s resignation for good reason. If Mr. Fried’s employment is terminated by the Company without cause (and other than as a result of Mr. Fried’s death or disability) or Mr. Fried resigns for good reason, then subject to executing a release, Mr. Fried will receive (i) continuation of his base salary for 18 months, (ii) COBRA premiums for 12 months, (iii) accelerated vesting of any unvested time-based vesting equity awards that would have otherwise become vested had Mr. Fried performed continuous service through the one year anniversary of such termination date (provided that vesting for the Option shall accelerate as described above), (iv) an extended exercise period for his options and stock appreciation rights and (v) a prorated Performance Bonus. In the case of Mr. Fried’s death or disability, Mr. Fried will be eligible to receive a prorated Performance Bonus.

Employment Agreement with Mark Friedman

On January 22, 2018, the Company entered into an Employee Agreement (the "Friedman Agreement") with Mark Friedman, who was appointed by the Board to serve as General Counsel and Corporate Secretary. Mr. Friedman is entitled to receive certain severance payments per the terms of the Friedman Agreement. The key terms of the Friedman Agreement, including the severance terms, are as follows:

Mr. Friedman is entitled to: (i) an annual base salary of $300,000 and (ii) a discretionary annual bonus based on the achievement of certain performance goals to be determined by the Board. Pursuant to the Friedman Agreement, Mr. Friedman also received an option to purchase up to 500,000 shares of ChromaDex common stock under the ChromaDex 2017 Equity Incentive Plan, subject to monthly vesting over a three-year period, with an exercise price equal to $5.65 per share. Any unvested options will vest in full upon a change of control of the Company, subject to Mr. Friedman’s continuous service through such change of control or upon termination by the Company of Mr. Friedman’s employment without cause or Mr. Friedman’s resignation for good reason within 90 days before the change of control.

If Mr. Friedman’s employment is terminated by the Company without cause or Mr. Friedman resigns for good reason, then, subject to executing a release, Mr. Friedman will receive (i) continuation of his base salary for 12 months, (ii) COBRA premiums for 12 months, (iii) a prorated annual cash bonus, based on the good faith determination of the Board of the actual results and period of employment during the year of such termination, (iv) accelerated vesting of time-based equity that would have otherwise become vested by the one year anniversary of such termination date and (v) an extended exercise period for his options.

Employment Agreement with Lisa Bratkovich

On June 4, 2018, the Company entered into an Employee Agreement (the "Bratkovich Agreement") with Lisa Bratkovich, who was hired by the Company to serve as Chief Marketing Officer. Ms. Bratkovich is entitled to receive certain severance payments per the terms of the Bratkovich Agreement. The key terms of the Bratkovich Agreement, including the severance terms, are as follows:

Ms. Bratkovich is entitled to: (i) an annual base salary of $350,000, (ii) an annual bonus in 2018 of up to 70% of salary based on sales of TRU Niagen® and (iii) beginning 2019, a discretionary annual bonus calculated and paid commensurate with other executive officers of the Company. Pursuant to the Bratkovich Agreement, Ms. Bratkovich also received an option to purchase up to 200,000 shares of ChromaDex common stock under the ChromaDex 2017 Equity Incentive Plan, subject to monthly vesting over a three-year period, with an exercise price equal to $3.45 per share. Any unvested options will vest in full upon a change of control of the Company, subject to Ms. Bratkovich’s continuous service through such change of control or upon termination by the Company of Ms. Bratkovich’s employment without cause or Ms. Bratkovich’s resignation for good reason within 90 days before the change of control.

If Ms. Bratkovich’s employment is terminated by the Company without cause or Ms. Bratkovich resigns for good reason, then, subject to executing a release, Ms. Bratkovich will receive (i) continuation of her base salary for 12 months, (ii) COBRA premiums for 12 months, (iii) a prorated annual cash bonus, based on the good faith determination of the Board of the actual results and period of employment during the year of such termination, (iv) accelerated vesting of time-based equity that would have otherwise become vested by the one year anniversary of such termination date and (v) an extended exercise period for her options.

2018 Director Compensation

Amended and Restated Director Compensation Policy

Under our Non-Employee Director Compensation Policy, each of our current non-employee directors is eligible to receive an annual retainer of $40,000 for serving on the Board and, if applicable, an additional annual retainer of $30,000 for serving as the Lead Independent Director. The chairpersons of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee receive an additional $20,000, $15,000, and $10,000, respectively, per year for service as chairperson for such committee. Members of the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee each receive an additional $10,000, $7,500 and $5,000, respectively, per year for service on such committee.

Any non-employee director who is first elected to the Board will be granted an option to purchase 40,000 shares of our common stock on the date of his or her initial election to the Board. In addition, on the date of each annual meeting, each person who continues to serve as a non-employee member of the Board following such annual meeting will be granted a stock option to purchase 20,000 shares of our common stock. All option grants will have an exercise price per share equal to the fair market value of our common stock on the date of grant. Each initial grant for a non-employee director will vest over a three year period, and each annual grant for a non-employee director will vest over a one year period, in each case subject to the director’s continuing service on our Board.

The following table provides information concerning compensation of our non-employee directors who were directors during the fiscal year ended December 31, 2018. The compensation reported is for services as directors for the fiscal year ended December 31, 2018.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Stephen Allen	32,242	-	-	-	-	-	32,242
Stephen Block (2)	60,250	-	46,011	-	-	-	106,261
Jeff Baxter (3)	50,250	-	46,011	-	-	-	96,261
Kurt Gustafson (4)	78,500	-	46,011	-	-	-	124,511
Steven Rubin (5)	44,208	-	46,011	-	-	-	90,219
Wendy Yu (6)	39,255	-	46,011	-	-	-	85,266
Tony Lau (7)	41,258	-	46,011	-	-	-	87,269

(1)
The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal year ended December 31, 2018. See Note 12 of the ChromaDex Corporation Consolidated Financial Report included in the Form 10-K for the year ended December 31, 2018, filed with the SEC on March 7, 2019, for a description of certain assumptions in the calculation of the fair value of the Company’s stock options. The options have an exercise price of $3.83 and vest 100% on June 22, 2019.

(2)
On June 22, 2018, Mr. Block was awarded the option to purchase 20,000 shares of the Company’s common stock.

(3)
On June 22, 2018, Mr. Baxter was awarded the option to purchase 20,000 shares of the Company’s common stock.

(4)
On June 22, 2018, Mr. Gustafson was awarded the option to purchase 20,000 shares of the Company’s common stock.

(5)
On June 22, 2018, Mr. Rubin was awarded the option to purchase 20,000 shares of the Company’s common stock.

(6)
On June 22, 2018, Ms. Yu was awarded the option to purchase 20,000 shares of the Company’s common stock.

(7)
On June 22, 2018, Mr. Lau was awarded the option to purchase 20,000 shares of the Company’s common stock.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding stock options and restricted stock granted to our named executive officers outstanding as of December 31, 2018.

Outstanding Stock Options at 2018 Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Robert Fried	66,667	—		—	3.30	7/30/2025
	20,000	—		—	2.605	11/16/2026
	291,667	208,333	(1)	—	2.715	3/12/2027
	175,000	125,000	(2)	—	5.85	1/21/2028
	—	744,097	(3)	—	3.83	6/22/2028
Mark Friedman	—	500,000	(4)	—	5.65	1/22/2028
Lisa Bratkovich	—	200,000	(5)	—	3.45	6/4/2028

(1)	13,889 of Mr. Fried’s options vest on 12th of every month through March 12, 2020.
(2)	8,333 of Mr. Fried’s options vest on 12th of every month through March 12, 2020.
(3)	1/3rd of Mr. Fried’s options vest on June 22, 2019 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(4)	1/3rd of Mr. Friedman’s options vested on January 22, 2019 and the remaining options vest in a series of 24 equal monthly installments thereafter.
(5)	1/3rd of Ms. Bratkovich’s options vest on June 4, 2019 and the remaining options vest in a series of 24 equal monthly installments thereafter.

Outstanding Restricted Stock at 2018 Fiscal Year-End
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Robert Fried	—	—	—	$—
Mark Friedman	—	—	—	$—
Lisa Bratkovich	—	—	—	$—

Equity Compensation Plan Information

The following table provides information about our equity compensation plans as of December 31, 2018:
	A	B	C
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))

Equity compensation plans approved by security holders	8,589,379	$3.68	4,946,497

Equity compensation plans not approved by security holders	500,000	$5.65	-

Total	9,089,379	$3.79	4,946,497

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. To our knowledge, and based solely on our review of the copies of such forms furnished to us and written representations that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and 10% stockholders were met during the year ended December 31, 2018 except as follows: Matthew Roberts filed a late Form 3 on December 11, 2018 after being appointed as an executive officer of the Company on November 8, 2018.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Related Persons

The following is a description of transactions since January 1, 2017 to which the Company has been a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years, and in which any of the Company’s executive officers, directors or holders of more than 5% of its common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest, other than compensation, termination and change of control arrangements, which are described under "Executive Compensation."

Asset acquisition

On March 12, 2017, the Company acquired all of the outstanding equity interests of Healthspan Research LLC ("Healthspan") from Robert Fried, Jeffrey Allen and Dr. Charles Brenner (the "Sellers"). At the time of the acquisition, Robert Fried was a member of the Board, a position he has held since July 2015.

Upon the closing of, and as consideration for, the acquisition, the Company issued an aggregate of 367,648 shares of the Company’s common stock to the Sellers. The fair value of these shares was approximately $1.0 million based on the closing price of $2.72 per share on March 12, 2017. Also on March 12, 2017, the Company appointed Robert Fried as President and Chief Strategy Officer, effective immediately. Mr. Fried continues to serve as a member of the Board, but resigned as a member of the Nominating and Corporate Governance Committee of the Board.

Healthspan was formed in August 2015 to offer and sell finished bottle product TRU NIAGEN® directly to consumers through internet-based selling platforms. TRU NIAGEN® is currently the Company's leading product. Prior to the acquisition, the Company has supplied certain amount of NIAGEN® to Healthspan as a raw material inventory in exchange for a 4% equity interest in Healthspan. An additional 5% equity interest was received for granting certain exclusive rights to resell NIAGEN® prior to the total acquisition on March 12, 2017.

In cancellation of a loan owed by Healthspan to Mr. Fried prior to the acquisition, the Company repaid $32,500 to Mr. Fried on March 13, 2017 and also repaid $100,000 on March 9, 2018. No interest was paid for the $100,000 repaid on March 9, 2018.

Sale of consumer products

During July 2017, the Company entered into an exclusivity agreement (the "Watsons Agreement") with A.S. Watson Retail (HK) Limited (“Watsons”), whereby the Company agreed to exclusively sell its TRU NIAGEN® dietary supplement product to Watsons in certain territories in Asia. During the years ended December 30, 2017 and December 31, 2018, the Company sold approximately $4.1 million and $2.9 million, respectively, of TRU NIAGEN® dietary supplement product pursuant to the Watsons Agreement. As of December 30, 2017 and December 31, 2018, the trade receivable from Watsons were approximately $1.0 million and $0.7 million, respectively.

Li Ka Shing, who beneficially owns more than 10% of the Company's common stock, beneficially owns approximately 30% of an entity that beneficially owns approximately 75% of Watsons. In accordance with the Company's Related-Person Transactions Policy, the Audit Committee ratified the terms of the Watsons Agreement.

During the year ended December 31, 2018, the Company sold approximately $0.4 million of TRU NIAGEN® dietary supplement product to Horizon Ventures, which beneficially owns more than 10% of the Company’s common stock. In accordance with the Company’s Related-Person Transactions Policy, the Audit Committee ratified the sale to Horizon Ventures.

Financings

In April 2017, the Company entered into a Securities Purchase Agreement with certain purchasers named therein, pursuant to which the Company agreed to sell and issue up to $25.0 million of its common stock at a purchase price of $2.60 per share in three tranches of approximately $3.5 million, $16.4 million and $5.1 million, respectively. The following table sets forth the number of shares of common stock purchased by holders of more than 5% of the Company’s common stock or entities affiliated with them:

Name	Shares of Common Stock
Champion River Ventures Limited	5,769,230
Pioneer Step Holdings Limited	3,846,155

In November 2017, the Company entered into a Securities Purchase Agreement with certain purchasers named therein, pursuant to which the Company agreed to sell and issue up to $23.0 million of its common stock at a purchase price of $4.10 per share. The following table sets forth the number of shares of common stock purchased by holders of more than 5% of the Company’s common stock or entities affiliated with them:

Name	Shares of Common Stock
Champion River Ventures Limited	731,707
Pioneer Step Holdings Limited	487,805
Winsave Resources Limited	1,219,512

Employment Arrangements

The Company currently maintains written employment agreements with its named executive officers, as described in "Executive Compensation."

Equity Granted to Executive Officers and Directors

The Company has granted equity to its named executive officers and directors, as more fully described in "Executive Compensation."

Indemnification Agreements

The Company has entered, and intends to continue to enter, into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in the Company’s bylaws. These agreements, among other things, require the Company to indemnify directors and executive officers for certain expenses incurred by a director or executive officer in any action or proceeding arising out of their services as one of the Company’s directors or executive officers.

Review, approval or ratification of transactions with related persons.

On an ongoing basis, the Audit Committee reviews all “related party transactions” (those transactions that are required to be disclosed by SEC Regulation S-K, Item 404 and under NASDAQ rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee. In November 2016, the Company adopted a written Related-Person Transactions Policy that sets forth the Company’s policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of the Company’s policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company and any “related person” are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to the Company as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or more than 5% stockholder of the Company, including any of their immediate family members, and any entity owned or controlled by such persons. Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to the Audit Committee (or, where Audit Committee approval would be inappropriate, to another independent body of the Board of Directors) for consideration and approval or ratification.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed Marcum LLP (“Marcum”), to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2019 and our Board of Directors has further directed that management submit the selection of its independent registered public accountant firm for ratification by the stockholders at the Annual Meeting. Marcum has audited the Company’s financial statements since 2013. Representatives of Marcum are not expected to be present at the Annual Meeting.

Stockholder ratification of the selection of Marcum as the Company’s independent registered public accountants is not required by Delaware law, the Company’s certificate of incorporation, or the Company’s bylaws. However, the Audit Committee is submitting the selection of Marcum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent registered public accountants at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Marcum. Abstentions will be counted toward the tabulation of votes cast on Proposal 2 and will have the same effect as negative votes. Broker non-votes will be counted towards a quorum, but will not be counted for any purpose in determining whether Proposal 2 has been approved.

Audit Fees

The following table sets forth aggregate fees billed to us by Marcum LLP, our independent registered public accounting firm during the fiscal years ended December 31, 2018 and December 30, 2017.

Fiscal Year Ended
Marcum, LLP	December 31, 2018	December 30, 2017
Audit Fees (1)	$350,000	$435,000
Audit-Related Fees	$—	$—
Tax Fees	$—	$—
All Other Fees	$—	$—

(1)
Audit fees consist of fees billed for professional services rendered by Marcum in connection with the audit of the Company’s annual financial statements and internal control over financial reporting and quarterly review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, review of our registration statements and related services that are normally provided in connection with statutory and regulatory filings or engagements.

All fees described above were pre-approved by the Audit Committee. In connection with the audit of the financial statements for the fiscal year ended December 31, 2018, the Company entered into an engagement agreement with Marcum that sets forth the terms by which Marcum will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

Policy for Pre-Approval of Independent Auditor Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by Marcum. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

THE BOARD RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS INDEPENDENT PUBLIC ACCOUNTANT, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of April 22, 2019, there were approximately 55,514,322 shares of our Common Stock outstanding.   The following table sets forth certain information regarding the ownership of our Common Stock as of April 22, 2019 by: each person known to us to beneficially own more than 5% of our Common Stock; each director; each of our executive officers; and all directors and executive officers as a group.  We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date.  Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after April 22, 2019 are included as beneficially owned by the holder.  Beneficial ownership generally includes voting and dispositive power with respect to securities.  Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated, the address for the following shareholders is c/o ChromaDex Corporation, 10900 Wilshire Blvd., Suite 650, Los Angeles, CA 90024.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)	Aggregate Percentage Ownership

Champion River Ventures (3)	6,500,937	11.71%
Pioneer Step Holdings (4)	4,333,960	7.81%
Dr. Phillip Frost (5)	3,251,521	5.86%
Directors
Stephen Block (6)	249,996	*
Jeff Baxter (7)	129,167	*
Kurt Gustafson (8)	46,667	*
Steven Rubin (9)	46,667	*
Wendy Yu (10)	13,333	*
Tony Lau (11)	13,333	*
Frank L. Jaksch Jr. (12)	3,264,573	5.78%
Robert Fried (13)	2,130,985	3.79%
Executive Officers
Frank L. Jaksch Jr.	(See above)
Robert Fried	(See above)
Kevin Farr (14)	592,181	1.06%
Mark Friedman (15)	225,222	*
Lisa Bratkovich (16)	66,667	*
Matthew Roberts (17)	10,000	*
All directors and executive officers as a group
(12 persons) (18)
	6,788,790	11.60%

*
Represents less than 1%.

(1)
Addresses for the beneficial owners listed are: Champion River Ventures, 7/F, Cheung Kong Center, 2 Queen's Road Central, Hong Kong; Pioneer Step Holdings, 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong; and Dr. Phillip Frost, 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and dispositive power. Shares of Common Stock issuable upon the conversion of stock options or the exercise of warrants within the next 60 days are deemed to be converted and beneficially owned by the individual or group identified in the Aggregate Percentage Ownership column.

(3)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Champion River Ventures Limited (“Champion River”) beneficially owned and had sole voting and dispositive power with respect to 6,500,937 shares (the “Champion Shares”), (ii) Prime Tech Global Limited (“Prime Tech”), by virtue of being the sole shareholder of Champion River, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, (iii) Mayspin Management Limited (“Mayspin”), by virtue of being the sole shareholder of Prime Tech, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares, and (iv) Li Ka Shing, by virtue of being the sole shareholder of Mayspin, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Champion Shares. Champion River has exercised its right to designate for appointment one director to our Board of Directors and has designated, and our Board of Directors has appointed, Tony Lau to fill such seat. In addition, Mr. Li is one of 14 directors of Li Ka Shing (Overseas) Foundation (“LKSOF”), which is the sole stockholder of Winsave Resources Limited (“Winsave”), which holds 1,219,512 shares of common stock. However, Mr. Li does not report as having Section 13(d) beneficial ownership over any of the shares owned by Winsave. Investment decisions by LKSOF are made by the majority vote of a board of directors currently consisting of 14 persons, of which Li Ka Shing (“Mr. Li”) is the Chairman. Investment decisions by Winsave are made by the majority vote of a board of directors currently consisting of five persons. Mr. Li is not a director or officer of Winsave. The registered office address for Champion River and Mayspin is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and the registered office address for PrimeTech is P.O. Box 901, East Asia Chambers, Road Town, Tortola, British Virgin Islands, and the correspondence address for each of Champion River, PrimeTech, and Mayspin is c/o 7/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong.

(4)
Based on beneficial ownership reported on Schedule 13D/A filed with SEC on November 21, 2017, (i) Pioneer Step Holdings Limited (“Pioneer Step”) beneficially owned and had sole voting and dispositive power with respect to 4,333,960 shares (the “Pioneer Shares”) and (ii) Chau Hoi Shuen Solina Holly, by virtue of being the sole shareholder of Pioneer Step, may be deemed to beneficially own and have sole voting and dispositive power with respect to the Pioneer Shares. Pioneer Step has exercised its right to designate for appointment one director to our Board of Directors and has designated, and our Board of Directors has appointed, Wendy Yu to fill such seat. The registered office address for Pioneer Step is Vistra Corporate Services Centre, Wickhams Cay II, Road Town, Tortola, VG1110, British Virgin Islands and its correspondence address is c/o 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong. The business address of Solina Chau is c/o 29th Floor, Harbour Centre, 25 Harbour Road, Wanchai, Hong Kong.

(5)
Based on beneficial ownership reported on form Schedule 13D/A filed with SEC on February 14, 2019. Includes 1,321,979 shares of common stock held by Frost Gamma Investments Trust of which Dr. Phillip Frost is the trustee. Frost Gamma Limited Partnership is the sole and exclusive beneficiary of Frost Gamma Investments Trust. Dr. Frost is one of two limited partners of Frost Gamma Limited Partnership. The general partner of Frost Gamma Limited Partnership is Frost Gamma, Inc. and the sole shareholder of Frost Gamma, Inc. is Frost-Nevada Corporation. Dr. Frost is also the sole shareholder of Frost-Nevada Corporation. Includes 1,929,542 shares held by Phillip and Patricia Frost Philanthropic Foundation, Inc. of which Dr. Phillip Frost is President.

(6)
Includes 16,667 shares of common stock directly owned by Mr. Block. Includes 233,329 stock options exercisable within 60days of April 22, 2019.

(7)
Includes 129,167 stock options exercisable within 60 days of April 22, 2019.

(8)
Includes 46,667 stock options exercisable within 60 days of April 22, 2019.

(9)
Includes 46,667 stock options exercisable within 60 days of April 22, 2019.

(10)
Includes 13,333 stock options exercisable within 60 days of April 22, 2019.

(11)
Includes 13,333 stock options exercisable within 60 days of April 22, 2019.

(12)
Includes 2,075,052 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch because he has shared voting power and shared dispositive power for such shares. Includes 220,501 shares directly owned by Mr. Jaksch. Includes 969,020 stock options exercisable within 60 days of April 22, 2019.

(13)
Includes 1,431,574 shares of common stock directly owned by Mr. Fried. Includes 6,744 shares held by Jeremy Fried and 6,000 shares held by Benjamin Fried, who are both sons of Robert Fried. Includes 686,667 stock options exercisable within 60 days of April 22, 2019.

(14)
Includes 36,625 shares of common stock directly owned by Mr. Farr. Includes 555,556 stock options exercisable within 60 days of April 22, 2019.

(15)
Includes 3,000 shares of common stock directly owned by Mr. Friedman. Includes 222,222 stock options exercisable within 60 days of April 22, 2019.

(16)
Includes 66,667 stock options exercisable within 60 days of April 22, 2019.

(17)
Includes 10,000 stock options exercisable within 60 days of April 22, 2019.

(18)
Includes the shares and stock options included above in footnotes (6) through (17).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more shareholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders  and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company. Direct your written request to ChromaDex Corporation, ATTN: Secretary, 10900 Wilshire Blvd. Suite 650, Los Angeles, CA 90024 or contact the Secretary at 310-388-6706. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER BUSINESS

As of the date of this Proxy Statement, the management of the Company has no knowledge of any business that may be presented for consideration at the Annual Meeting, other than that described above. As to other business, if any, that may properly come before the Annual Meeting, or any adjournment thereof, it is intended that the Proxy hereby solicited will be voted in respect of such business in accordance with the judgment of the Proxy holders.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Frank Jaksch Executive Chairman of the Board April 23, 2019

ChromaDex.

VOTE

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2019 Annual Meeting Proxy Card

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A Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.

1. Election of Directors:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 - Frank L. Jaksch, Jr.	☐	☐	02 - Stephen Block	☐	☐	03 - Jeff Baxter	☐	☐
04 - Robert Fried	☐	☐	05 - Kurt Gustafson	☐	☐	06 - Steven Rubin	☐	☐
07 - Wendy Yu	☐	☐	08 - Tony Lau	☐	☐			

	For	Against	Abstain
2. Ratification of Marcum LLP As Independent Registered Public Accounting Firm For the Year Ending December 31, 2019	☐	☐	☐

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2019 Annual Meeting Admission Ticket

2019 Annual Meeting of ChromaDex Corporation Stockholders

June 21, 2019, 11:00am PT
10900 Wilshire Blvd., Suite 650, Los Angeles, CA 90024

Upon arrival, please present this admission ticket and photo identification at the registration desk.

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ChromaDex Corporation

Notice of 2019 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — June 21, 2019

(Proxies Names), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of ChromaDex Corporation to be held on June 21, 2019 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the election of all nominees listed in Proposal 1 to the Board of Directors and FOR Proposal 2.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C Non-Voting Items

Change of Address — Please print new address below.

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